Exhibit 10.20
INDEMNIFICATION AGREEMENT
THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made as of [insert month] [insert day], [insert year] (the “Effective Date”), by and between Aspen Insurance Holdings Limited, a Bermuda exempted company (the “Company”) and ______________ (the “Indemnitee”).
WHEREAS, it is essential to the Company that it and its Subsidiaries (the “Aspen Group”) be able to retain and attract as directors and officers the most capable persons available;
WHEREAS, the Company’s governing documents permit it to indemnify its directors, officers and persons who serve as officers and/or directors of its Subsidiaries at the request of the Company and permit it to make other indemnification arrangements and agreements; and
WHEREAS, the Company desires to provide the Indemnitee with specific contractual assurance of the Indemnitee’s rights to full indemnification against litigation risks and expenses (regardless of any amendment to or revocation of the Company’s bye-laws or any change in the ownership of the Company or the composition of its board of directors (the “Board”)).
NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the Company and the Indemnitee do hereby covenant and agree as follows:
1.Definitions.
(a)“Corporate Status” describes the status of a person who is serving or has served (i) as a director and/or officer of the Company, (ii) in any capacity with respect to any employee benefit plan of the Company or (iii) as an officer or a director of any other Entity at the request of the Company. For purposes of subsection (iii) of this Section 1(a), any person who is serving or has served as an officer or a director of (x) a wholly-owned Subsidiary shall be deemed to be serving at the request of the Company and (y) a non- wholly owned Subsidiary shall be presumed to be serving at the request of the Company, such presumption to be rebutted only upon clear and convincing evidence to the contrary.
(b)“Entity” shall mean any corporation, partnership, limited liability company, joint venture, company, exempted company, foundation, association, organization or other legal entity.
(c)“Expenses” shall mean all fees, costs and expenses incurred in connection with any Proceeding, including, without limitation, attorneys’ fees, disbursements and retainers (including, without limitation, any fees, disbursements and retainers incurred by the Indemnitee pursuant to Section 11 of this Agreement), fees and disbursements of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), court costs, transcript costs, fees of experts, travel expenses, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services and other disbursements and expenses.

(d)“Indemnifiable Expenses,” “Indemnifiable Liabilities” and “Indemnifiable Amounts” shall have the meanings ascribed to those terms in Section 3(a) below.
(e)“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company, any other member of the Aspen Group or the Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or another member of the Aspen Group or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.
(f)“Liabilities” shall mean claims, judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement, and all amounts paid in interest thereon.
(g)“Proceeding” shall mean any threatened or pending claim, action, suit, arbitration, alternate dispute resolution process, investigation, administrative hearing, appeal, or any other proceeding, whether civil, criminal, administrative, arbitrative or investigative, whether formal or informal (including a proceeding initiated by the Indemnitee pursuant to Section 11 of this Agreement).
(h)“Subsidiary” shall mean any Entity of which the Company owns (either directly or indirectly) either (i) a general partner, managing member or other similar interest or (ii) (A) 50% or more of the voting power of the voting capital equity interests of such Entity, or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such Entity.
2.Services of Indemnitee. In consideration of the Company’s covenants and commitments hereunder, the Indemnitee agrees to serve or continue to serve as a director or officer of the Company or any of its Subsidiaries (as applicable). However, this Agreement shall not impose any obligation on the Indemnitee or the Company to continue the Indemnitee’s service to the Aspen Group beyond any period otherwise required by applicable law or by other agreements or commitments of the parties, if any.
3.Agreement to Indemnify. The Company hereby agrees to hold harmless and indemnify the Indemnitee, on an after-tax basis, on, and subject to, the terms of this Agreement, as such may be amended from time to time. In furtherance of the foregoing indemnification, and without limiting the generality thereof:
(a)Subject to the exceptions contained in Section 4(a) and Section 8 below, if the Indemnitee was or is, or is threatened to be made, a party to or participant in any Proceeding (other than an action by or in the right of the Company) by reason of the Indemnitee’s Corporate Status from and including the Effective Date through the term of this Agreement, the Indemnitee shall be indemnified and held harmless by the Company against all Expenses and Liabilities incurred or paid by the Indemnitee or on the Indemnitee’s behalf (other than those paid by the Company or any other member of the Aspen Group) in connection with such Proceeding (referred to herein as “Indemnifiable Expenses” and “Indemnifiable Liabilities,” respectively, and collectively as “Indemnifiable Amounts”).
(b)Subject to the exceptions contained in Section 4(b) and Section 8 below, if the Indemnitee was or is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company or any other member of the Aspen Group to procure a judgment in its favor by reason of the Indemnitee’s Corporate Status from and including the Effective Date through the term of this Agreement, the Indemnitee shall be indemnified and held harmless by the Company against all Indemnifiable Expenses.
(c)If any Proceeding is brought against the Indemnitee, the Company will be entitled to participate therein and, to the extent that the Company wishes (as determined by the Board), the Company or other applicable member of the Aspen Group will be entitled to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee. After notice from the Company to the Indemnitee of the Company’s election to assume the defense of a Proceeding, the Company will not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof, except that the Indemnitee will have the right to employ counsel to represent the Indemnitee who may be subject to any Proceeding if (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Indemnitee has been advised by counsel that there may be one or more legal defenses available to the Indemnitee which are different from or additional to those available to the Company or other member of the Aspen Group and in the judgment of such counsel it is advisable for the Indemnitee to employ separate counsel or (iii) the Company has failed to assume the defense of such Proceeding and employ counsel reasonably satisfactory to the Indemnitee, in which event the fees and expenses of such separate counsel will be paid by the Company as provided herein.
4.Exceptions to Indemnification. The Indemnitee shall be entitled to indemnification under Section 3(a) and Section 3(b) above in all circumstances other than the following:
(a)If indemnification is requested under Section 3(a) and it has been adjudicated finally by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, the Indemnitee acted fraudulently and/or dishonestly, failed to act (i) in good faith and (ii) in a manner the Indemnitee reasonably believed to be in the best interests of the relevant member or members of the Aspen Group, or, with respect to any criminal action or proceeding, the Indemnitee had reasonable cause to believe that the Indemnitee’s conduct was unlawful, the Indemnitee shall not be entitled to payment of Indemnifiable Amounts hereunder.

(b)If indemnification is requested under Section 3(b) and:
(i)it has been adjudicated finally by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, the Indemnitee acted fraudulently and/or dishonestly or failed to act (A) in good faith and (B) in a manner the Indemnitee believed to be in the best interests of the relevant member or members of the Aspen Group, then the Indemnitee shall not be entitled to payment of Indemnifiable Expenses hereunder; or
(ii)it has been adjudicated finally by a court of competent jurisdiction that the Indemnitee is liable to the Aspen Group with respect to any claim, issue or matter involved in the Proceeding out of which the claim for indemnification has arisen, then no Indemnifiable Expenses shall be paid with respect to such claim, issue or matter unless the court of competent jurisdiction in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such Indemnifiable Expenses which such court shall deem proper.
5.Contribution.
(a)To the fullest extent permissible under applicable law, if the indemnification provided in Section 3 hereof is unavailable or insufficient to hold harmless the Indemnitee in accordance with Section 3 (other than as a result of the application of Sections 4 and 8) in respect of any Proceeding in which any member of the Aspen Group is jointly liable with the Indemnitee (or would be if joined in such Proceeding), the Company shall pay, in the first instance, the entire amount of any Liability of such Proceeding without requiring the Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against the Indemnitee. The Company shall not enter, and shall procure that no other member of the Aspen Group shall enter, into any settlement of any Proceeding in which any member of the Aspen Group is jointly liable with the Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against the Indemnitee.
(b)Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, the Indemnitee shall elect or be required to pay all or any portion of any Expenses or Liabilities in any Proceeding in which the Aspen Group is jointly liable with the Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses and Liabilities incurred or paid by the Indemnitee or on the Indemnitee’s behalf (other than those paid by the Company) in proportion to the relative benefits received by the Aspen Group and all officers, directors or employees of the Aspen Group other than the parties who are jointly liable with the Indemnitee (or would be if joined in such Proceeding), on the one hand, and the Indemnitee, on the other hand, from the transaction from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of such member of the Aspen Group and all officers, directors or employees of the Aspen Group other than the parties who are jointly liable with the Indemnitee (or would be if joined in such Proceeding), on the one hand, and the Indemnitee, on the other hand, in connection with the events that resulted in such Expenses or Liabilities, as well as any other equitable considerations which the law may require to be considered.
(c)Subject to Section 3(c), the Company hereby agrees to fully indemnify and hold the Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Aspen Group other than the parties who may be jointly liable with the Indemnitee.
(d)To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to the Indemnitee for any reason whatsoever (other than as a result of the application of Sections 4 and 8), the Company, in lieu of indemnifying the Indemnitee, shall contribute to the amount incurred by the Indemnitee, whether for Liabilities and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Aspen Group and the Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such Proceeding; and/or (ii) the relative fault of the Aspen Group (and its directors, officers, employees and agents) and the Indemnitee in connection with such event(s) and/or transaction(s).
6.Indemnification for Expenses of a Witness or in Response to a Discovery Request. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is a witness or is made (or asked) to respond to discovery requests in any Proceeding involving the Aspen Group, its officers, directors, shareholders or creditors to which the Indemnitee is not a party, the Indemnitee shall be indemnified against all Indemnifiable Expenses in connection therewith and in the manner set forth in this Agreement.
7.Procedure for Payment of Indemnifiable Amounts. It is the intent of this Agreement to secure for the Indemnitee rights of indemnity that are, subject to the exclusions and limitations set forth in Section 4 and Section 8, at least as favorable as may be permitted under the law and public policy of Bermuda. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether the Indemnitee is entitled to indemnification under this Agreement:
(a)To obtain indemnification under this Agreement, the Indemnitee shall submit to the Company a written request, provided however that failure to so notify the Company shall not relieve the Company of any of its obligations hereunder except to the extent that the Company has been prejudiced in any material respect by such failure. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification. Notwithstanding anything in this Agreement to the contrary, no determination (if required by applicable law) as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of a Proceeding.
(b)Upon written request by the Indemnitee for indemnification pursuant to the first sentence of Section 7(a) hereof, a determination, with respect to the Indemnitee’s entitlement thereto shall be made in the specific case by one of the following four methods, which shall be at the election of the Indemnitee: (i) by a majority vote of the disinterested directors, even though less than a quorum, (ii) by a committee of disinterested directors designated by a majority vote of the disinterested directors, even though less than a quorum, (iii) by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee, or (iv) by a majority vote of the shareholders.
(c)If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7(b) hereof, the Independent Counsel shall be selected by the Board in accordance with this Section 7(c) and the Board shall promptly thereafter notify the Indemnitee in writing of the identity of the Independent Counsel so selected. Within ten (10) days after receipt of such written notice, the Indemnitee may deliver to the Company a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a proper and timely written objection is made by the Indemnitee, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within twenty (20) days after submission by the Indemnitee of a written request for determination of entitlement to indemnification by Independent Counsel pursuant to Section 7(b) hereof, no Independent Counsel shall have been selected and not objected to, the Indemnitee may petition any court of Bermuda or any other court of competent jurisdiction for resolution of any objection which shall have been made by the Indemnitee to the Board’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 7(b) hereof. The Company shall pay any and all reasonable fees and out of pocket expenses of Independent Counsel incurred or paid by such Independent Counsel in connection with acting pursuant to Section 7(b) hereof and shall fully indemnify such counsel against any and all Expenses and Liabilities arising out of or relating to such actions, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 7(c), regardless of the manner in which such Independent Counsel was selected or appointed.
(d)In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination (pursuant to Section 7(b)) shall presume that the Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence. Neither the settlement or termination of any Proceeding nor the failure of the Company (including by its directors or independent legal counsel) to determine that indemnification is proper under the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or independent legal counsel) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or is not otherwise entitled to indemnification hereunder.
(e)The Indemnitee shall be deemed to have acted in good faith if the Indemnitee’s action is based on the records or books of account of the applicable member(s) of the Aspen Group, including financial statements, or on information supplied to the Indemnitee by the directors, officers, agents or employees of such Aspen Group member(s) in the course of their duties, or on the advice of legal counsel for any member of the Aspen Group or on information or records given or reports made to any member of the Aspen Group by an independent certified public accountant or by an appraiser or other expert selected by any member of the Aspen Group. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of any member of the Aspen Group shall not be imputed to the Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 7(e) are satisfied, it shall in any event be presumed that the Indemnitee has at all times acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the relevant member or members of the Aspen Group. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.
(f)If the person, persons or entity empowered or selected under this Section 7 to determine whether the Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification, (ii) the failure of the Indemnitee to supply information reasonably requested by the relevant determining party pursuant to Section 7(g) or (iii) such indemnification is expressly prohibited under applicable law; provided, however, that such thirty (30) day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto.
(g)The Indemnitee shall cooperate with the person, persons or entity making such determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Any Independent

Counsel, member of the Board or shareholder of the Company shall act reasonably and in good faith in making a determination of the Indemnitee’s entitlement to indemnification under the Agreement. Any Expenses (including attorneys’ fees and disbursements) incurred by the Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to the Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold the Indemnitee harmless therefrom.
(h)The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any Proceeding to which the Indemnitee is a party is resolved in any manner other than by adverse judgment against the Indemnitee (including, without limitation, settlement of such Proceeding with or without payment of money or other consideration) it shall be presumed that the Indemnitee has been successful on the merits or otherwise in such Proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.
(i)The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the relevant member or members of the Aspen Group or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that the Indemnitee’s conduct was unlawful.
(j)The Company shall not enter, and shall procure that no other member of the Aspen Group shall enter, into any settlement of any Proceeding in which the Indemnitee is or could reasonably become a party unless such settlement provides for a full and final release of all claims asserted against the Indemnitee, unless the Company has made a determination that the Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the relevant member or members of the Aspen Group or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that the Indemnitee’s conduct was unlawful.
8.Indemnification for Expenses if Indemnitee is Wholly or Partly Successful. Notwithstanding anything contained in this Agreement to the contrary, to the extent that the Indemnitee is, by reason of the Indemnitee’s Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding (and for the avoidance of doubt, the Indemnitee shall be deemed successful if it is established that the Indemnitee acted in any manner other than that which is set forth in Section 4(a), and/or Section 4(b) hereto), the Indemnitee shall be indemnified against all Indemnifiable Amounts in connection therewith. If the Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify the Indemnitee against all Indemnifiable Amounts in connection with each successfully resolved claim, issue or matter. For purposes of this

Agreement, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
9.Agreement to Advance Expenses; Conditions. The Company shall pay to the Indemnitee all Indemnifiable Expenses incurred by the Indemnitee in connection with any Proceeding, including a Proceeding by or in the right of the Company or any other member of the Aspen Group, as applicable, in advance of the final disposition of such Proceeding. The Indemnitee hereby undertakes to repay the amount of Indemnifiable Expenses paid to the Indemnitee if it is finally determined by a court of competent jurisdiction that the Indemnitee is not entitled under this Agreement to, or is prohibited by applicable law from, indemnification with respect to such Indemnifiable Expenses. For avoidance of doubt, any advances and undertakings to repay shall be unsecured and interest free.
10.Procedure for Advance Payment of Expenses. The Indemnitee shall submit to the Company a written request specifying the Indemnifiable Expenses for which the Indemnitee seeks an advancement under Section 9 of this Agreement, together with documentation evidencing that the Indemnitee has incurred such Indemnifiable Expenses. Payment of Indemnifiable Expenses under Section 9 shall be made no later than ten (10) business days after the Company’s receipt of such request.
11.Remedies of Indemnitees.
(a)Right to Petition Court. In the event that the Indemnitee makes a request for payment of Indemnifiable Amounts under Section 3 and Section 7 herein or a request for an advancement of Indemnifiable Expenses under Sections 9 and Section 10 herein and the Company fails to make such payment or advancement in a timely manner pursuant to the terms of this Agreement, the Indemnitee may petition a court to enforce the Company’s obligations under this Agreement.
(b)Expenses. The Company agrees to reimburse the Indemnitee in full for any Expenses incurred by the Indemnitee in connection with investigating, preparing for, litigating, defending or settling any action brought by the Indemnitee under Section 11(a) above; provided, however, that if the Indemnitee is unsuccessful, on the merits in such action, then the Company shall have no obligation to the Indemnitee under this Section 11(b).
(c)Validity of Agreement. The Company shall be precluded from asserting in any Proceeding, including, without limitation, an action under Section 11(a) above, that the provisions of this Agreement are not valid, binding and enforceable or that there is insufficient consideration for this Agreement and shall stipulate in court that the Company is bound by all the provisions of this Agreement.
(d)Failure to Act Not a Defense. The failure of the Company (including its Board or any committee thereof, Independent Counsel, or shareholders) to make a determination concerning the permissibility of the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses under this Agreement shall not be a defense in any action brought under Section 11(a) above, and shall not create a presumption that such payment or advancement is not permissible.

12.Notice by Indemnitee. The Indemnitee agrees to notify the Company promptly upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding which may result in the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses hereunder; provided, however, that the failure to give any such notice shall not disqualify the Indemnitee from the right to receive payments of Indemnifiable Amounts or advancements of Indemnifiable Expenses except to the extent that the Company has been prejudiced in any material respect by such failure.
13.Representations and Warranties of the Company. The Company hereby represents and warrants to the Indemnitee as follows:
(a)Authority. The Company has all necessary power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Company.
(b)Enforceability. This Agreement, when executed and delivered by the Company in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by equitable principles or applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally.
14.Contract Rights Not Exclusive; Survival of Rights; Insurance; Primary Indemnification.
(a)The rights to payment of Indemnifiable Amounts and advancement of Indemnifiable Expenses provided by this Agreement shall be in addition to, but not exclusive of, any other rights which the Indemnitee may have at any time under applicable law, the bye-laws, certificate of incorporation or memorandum of association, or any other agreement, vote of shareholders or directors (or a committee of directors), or otherwise of the Company or any other member of the Aspen Group. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of the Indemnitee under this Agreement in respect of any action taken or omitted by the Indemnitee in the Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.
(b)The Indemnitee shall be covered by the directors and officers liability insurance and any other insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of the Company or of any other Entity which such person serves at the request of the Company, and the Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee, agent or fiduciary under such policy or policies. At the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.
15.Security. To the extent requested by the Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to the Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to the Indemnitee, may not be revoked or released without (i) the prior written consent of the Indemnitee or (ii) the final adjudication of any related Proceeding by a court of competent jurisdiction and the payment in full of any obligations of the Company hereunder then due.
16.Successors. This Agreement shall be (a) binding upon all successors and assigns of the Company (including any transferee of all or a substantial portion of the business, shares and/or assets of the Company and any direct or indirect successor by merger or consolidation or otherwise by operation of law) and (b) binding on and shall inure to the benefit of the heirs, personal representatives, executors and administrators of the Indemnitee. This Agreement shall continue for the benefit of the Indemnitee and such heirs, personal representatives, executors and administrators after the Indemnitee has ceased to have Corporate Status.
17.Change in Law. To the extent that a change in Bermuda law (whether by statute or judicial decision) shall permit broader indemnification or advancement of expenses than is provided under the terms of the bye-laws of the Company and this Agreement, the Indemnitee shall be entitled to such broader indemnification and advancements, and this Agreement shall be deemed to be amended to such extent.
18.Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause shall be limited or modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.
19.Modifications and Waiver. Except as provided in Section 17 above with respect to changes in Bermuda law which broaden the right of the Indemnitee to be indemnified by the Company, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver.

20.General Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) when transmitted by facsimile or email and receipt is acknowledged in writing, or (c) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, to the following address:
(i)If to the Indemnitee, to:
[Insert Name]
[Insert Address]
[Insert Email]
[with a copy to:
[Insert Name]
[Insert Address]
[Insert Email]]
(ii)If to the Company, to:
Aspen Insurance Holdings Limited
141 Front Street
Hamilton, Bermuda HM19
Attention: General Counsel
or to such other address as may have been furnished in the same manner by any party to the others.
21.Governing Law. This Agreement shall be governed by and construed and enforced under the laws of England and Wales without giving effect to the provisions thereof relating to conflicts of law.
22.Consent to Jurisdiction. Each of the Company and the Indemnitee hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the courts of England and Wales (the “Courts”), for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such Courts). Each of the Company and the Indemnitee hereby irrevocably and unconditionally waives any objection to the laying of venue of any Proceeding arising out of or relating to this Agreement in the Courts, and hereby irrevocably and unconditionally waives and agrees not to plead or claim that any such Proceeding brought in any such Court has been brought in an inconvenient forum.
Signature page to follow.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY

ASPEN INSURANCE HOLDINGS LIMITED

By:
Name:
Title:

INDEMNITEE

By:
Name:
[Signature Page to Director Indemnification Agreement]